EXHIBIT 11
                                                                      ----------

                             FLAMEMASTER CORPORATION
                         EARNINGS PER SHARE CALCULATIONS
                               SEPTEMBER 30, 2004




BASIC
-----
Income from Operations                                            $    504,452
Preferred Dividends                                                     (4,788)
                                                                  ------------
   Income Available To Common Shareholders                        $    499,664
                                                                  ------------

Weighted Average Shares Outstanding
-----------------------------------
Common Stock - Average Outstanding                   165,627
                                                ------------
   Weighted Average Shares Outstanding               165,627
                                                ------------
BASIC EARNINGS PER SHARE                                          $       3.02
                                                                  ============

DILUTED
-------
Income Available to Common Shareholders                           $    499,664
Preferred Dividends                                                      4,788
Interest from Convertible Notes, Net of Taxes                            4,388
                                                                  -----------
   Diluted Income                                                 $    508,840
                                                                  -----------

Net Weighted Shares Outstanding
-------------------------------
Common Stock - Average Outstanding                   165,627
Preferred Stock                                        2,770
                                                ------------
   Net Weighted Shares Outstanding                   168,397
                                                ------------

                                                                  ------------
DILUTED EARNINGS PER SHARE                                        $       3.02
                                                                  ============

                             FLAMEMASTER CORPORATION
                         EARNINGS PER SHARE CALCULATIONS
                               SEPTEMBER 30, 2003




BASIC
-----
Income from Operations                                            $    538,519
Preferred Dividends                                                     (5,745)
                                                                  ------------
   Income Available To Common Shareholders                        $    532,774
                                                                  ------------

Weighted Average Shares Outstanding
-----------------------------------
Common Stock - Average Outstanding                   157,313
                                                ------------
   Weighted Average Shares Outstanding               157,313
                                                ------------
BASIC EARNINGS PER SHARE                                          $       3.39
                                                                  ============

DILUTED
-------
Income Available to Common Shareholders                           $    532,774
Preferred Dividends                                                      5,745
Interest from Convertible Notes, Net of Taxes                           46,059
                                                                  ------------
   Diluted Income                                                 $    584,578
                                                                  ------------

Net Weighted Shares Outstanding
-------------------------------
Common Stock - Average Outstanding                   157,313
Preferred Stock                                        3,116
Convertible Notes                                     26,595
                                                ------------
   Net Weighted Shares Outstanding                   187,024
                                                ------------

                                                                  ------------
DILUTED EARNINGS PER SHARE                                        $       3.13
                                                                  ============